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                                                                    Exhibit 23.5


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this Form S-4 Registration Statement of our report dated March 7, 1997 relating to the December 31, 1996 financial statements of Shared Technologies Fairchild Inc. included in the Intermedia Communications Inc. Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this Form S-4 Registration Statement to register $500 million in 8.60% Series B Senior Notes due 2008.



                                    /s/ ARTHUR ANDERSEN LLP

Washington, D.C.
June 10, 1998